Exhibit 23(i)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-262652) of Stryker Corporation, and
2.Registration Statement (Form S-8 No. 333-78201) pertaining to the 1998 Stock Option Plan of Stryker Corporation, and
3.Registration Statement (Form S-8 No. 333-140961) pertaining to the 2006 Long-Term Incentive Plan of Stryker Corporation, and
4.Registration Statements (Form S-8 No. 333-150396 and Form S-8 333-221959) pertaining to the 2008 Employee Stock Purchase Plan of Stryker Corporation, and
5.Registration Statements (Form S-8 No. 333-179142 and Form S-8 333-221958) pertaining to the 2011 Long-Term Incentive Plan of Stryker Corporation;

of our reports dated February 10, 2023, with respect to the consolidated financial statements and schedule of Stryker Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Stryker Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 10, 2023